UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 21, 2021 (May 21, 2021)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Replacement of CFO. On May 21, 2021, Southwest Iowa Renewable Energy, LLC.  (the “Company”) accepted the resignation of its Chief Financial Officer, Controller, and Assistant Secretary, Brett L. Frevert.  On May 21, 2021, the Company also announced the appointment of Ann Reis as Interim Chief Financial Officer, Controller, and Assistant Secretary of the Company, to hold office until her successor is chosen and qualified or until her earlier death, resignation, or removal.

Ms. Reis is a graduate of the University of Toledo where she earned a Master of Science in Accountancy.  After spending the first part of her career with a big four public accounting firm, Ms. Reis spent five years working in the finance and internal audit department of ConAgra Foods, Inc., culminating with her serving as the Director of the company’s finance and internal audit functions.  For the last six years Ms. Reis has been a leader in the internal control and financial governance sections of Lincoln Financial Group, spending the last three years as its Assistant Vice President of Corporate Accounting.  At Lincoln Financial Group Ms. Reis was responsible for the oversight and monitoring of Sarbanes-Oxley Act and Model Audit Rule compliance.  Ms. Reis has expertise in risk and control management with respect to financial reporting, having overseen the restructuring and build out of all manner of reporting and control frameworks during her time at ConAgra Foods and Lincoln Financial Group.  Of note, Ms. Reis is also a Certified Investments and Derivatives Auditor with extensive experience leading teams of all sizes in audit and accounting matters.

There are no arrangements or understandings between Ms. Reis and any other person pursuant to which she was appointed as the Company’s Chief Financial Officer. There is no family relationship between or among Mr. Reis and any director, executive director, or person nominated or chosen by the Company to become an executive officer of the Company. Ms. Reis has not been a party to any legal proceedings in the past ten years that are material to her position.  There have been no Company transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which Ms. Reis had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: May 21, 2021	By:	/s/ Michael D. Jerke
Michael D. Jerke
Chief Executive Officer